Exhibit 99.1

	FOR:	Consolidated Graphics, Inc.

	CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Alexandra Tramont
FD
FOR IMMEDIATE RELEASE		(212) 850-5600
CONSOLIDATED GRAPHICS REPORTS PRELIMINARY
JUNE 2009 FIRST QUARTER RESULTS
HOUSTON, TEXAS — July 23, 2008 — Consolidated Graphics, Inc. (NYSE:CGX) today announced preliminary results for its quarter ended June 30, 2008.
The Company expects diluted earnings per share to be between $.80 — $.84. This compares with earnings of $.96 per diluted share in the same quarter a year ago and management’s previous expectations of $1.10 — $1.20 per diluted share. Revenue in the June quarter is expected to be $285 million, compared to $259 million in the same quarter a year ago and management’s previous expectations of $300 — $310 million. Operating income is expected to be between $19.1 — $20.0 million, or between 6.7% — 7.0% of sales, compared to $24.8 million or 9.6% of sales in the same quarter a year ago.
The Company attributes the lower than expected results to the weakness of the overall U.S. economy, a more competitive pricing environment and a slower than expected start in the new fiscal year for its two most recent acquisitions. The Company’s same store sales (which excludes the two recently acquired businesses and election-related printing) are expected to decline 3.9% for the June quarter compared to management’s previously expected decline of 0% — 2%. Partially offsetting this decline, the Company expects election-related business for the June quarter to be $5.9 million, in-line with its previous expectations, and to continue to strengthen through the election season. Including election related sales, same store sales declined year-over-year 2.1% during the quarter ended June 30, 2008.
“These results clearly reflect the impact of the weaker U.S. economy on our sales volumes as well as our selling prices,” commented Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics. “During the first quarter, we continued our cost-control initiatives throughout the Company that we believe succeeded in managing our expenses, particularly labor costs, in-line with revenues. Despite the decline in same store sales of 2.1% during the quarter, we believe we performed better than the overall printing industry.”
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JUNE 2009 FIRST QUARTER RESULTS
Mr. Davis continued, “Despite the current economic environment, we are very optimistic about the future of Consolidated Graphics and remain confident in our long-term growth strategy. We believe our recently acquired businesses are well-run companies with solid management and customer bases, and we anticipate great things from them going forward. We continue to operate from a position of financial strength and our recent acquisitions, investments in new equipment, state of the art technology and in our people, position us extremely well for the long-term. I am especially pleased with the growth of our digital print revenue, which represented 10% of total revenues in this first quarter, and grew over 150% compared to last year.”
Based on ongoing market conditions, for the quarter ending September 30, 2008, management expects revenues of between $290 and $300 million and diluted earnings per share of $.85 to $.95. This forecast reflects a year-over-year 3%-5% same store sales decline, excluding election business, continued pricing pressure, higher share based compensation expense and a tax rate of approximately 40%.
Consolidated Graphics, Inc. will host a conference call today, Wednesday, July 23, 2008 at 5:15 p.m. Eastern Time, to discuss its preliminary results for the quarter ended June 30, 2008 and provide additional information related to the Company’s business. In order to participate in the conference call, please dial 866-770-7051 or 617-213-8064 approximately 10 minutes before the scheduled time and enter the passcode “44219086”. If you are unable to participate in the conference call, you may listen to a rebroadcast of the call by dialing 888-286-8010 or 617-801-6888 and entering the Conference ID “49474402". The rebroadcast will be available from July 23 until midnight July 30. The conference call will be simultaneously broadcast live over the Internet and a subsequent archive will be available. Listeners may access the live Web cast at the Company’s homepage, www.cgx.com.
Consolidated Graphics (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states and in Canada, we offer an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market and in Canada, CGX provides service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.
Our vast and technologically advanced sheetfed and web printing capabilities are complemented by the largest integrated digital footprint of any commercial printer in the U.S. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, we deliver solutions that create a spectrum of value for our customers. CGX offers the unique ability to respond to all printing-related needs no matter how large, small, specialized or complex. For more information, visit the CGX Web site at www.cgx.com.
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative
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of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depend on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include, continuing weakness in the economy, the growth of its digital printing or election related business, its ability to adequately manage expenses, including labor costs, the continued availability of raw materials at affordable prices and retention of its key management and operating personnel, satisfactory labor relations, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, as filed with the Securities and Exchange Commission. You should pay particular attention to and review the important risk factors and cautionary statements described in the “Risk Factors” section, as well as the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.
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